                                                                   EXHIBIT 10.15

================================================================================



                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            RED RIVER MARINE, INC.,

                           RED RIVER MARINE, INC. #2

                                      AND

                               TBC ARKANSAS, INC.


                                  DATED AS OF


                               SEPTEMBER 20, 1995



================================================================================

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Section 1.   Sale of Assets...............................................    1
        1.1  Purchase and Sale of Assets..................................    1

Section 2.   Consideration................................................    1
        2.1  Purchase Price...............................................    1
        2.2  Post-Closing Distributions...................................    2
        2.3  Sellers' Payment for Deposits................................    2
        2.4  Allocation of Consideration..................................    2

Section 3.   Assumed Liabilities and Excluded Assets......................    2
        3.1  Assignment and Assumption....................................    2
        3.2  Excluded Assets..............................................    2

Section 4.   Representations and Warranties of Sellers....................    2
        4.1  Organization and Qualification...............................    2
        4.2  Authority and Validity.......................................    2
        4.3  No Breach or Violation.......................................    3
        4.4  Assets.......................................................    3
        4.5  Contracts and Commitments....................................    3
        4.6  Compliance with Law..........................................    3
        4.7  Financial Statements.........................................    4
        4.8  Legal Proceedings............................................    4
        4.9  Tax Returns; Other Reports...................................    4
        4.10 Employment Matters...........................................    4
        4.11 Environmental Matters.
        4.12 Finders and Brokers..........................................    5
        4.13 Disclosure...................................................    5

Section 5.   Representations and Warranties of Buyer......................    5
        5.1  Organization and Qualification...............................    5
        5.2  Authority and Validity.......................................    5
        5.3  No Breach or Violation.......................................    5

Section 6.   Closing......................................................    6
        6.1  Closing; Effective Date......................................    6

Section 7.   Conditions to Closing........................................    6
        7.1  Conditions to the Obligations of Buyer and Sellers...........    6
        7.2  Conditions to Obligations of Buyer...........................    6
        7.3  Conditions to Obligations of Sellers.........................    7
        7.4  Waiver of Conditions.........................................    8

Section 8.   Survival of Representations and Warranties; Indemnification..    8

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----
        8.1  Survival of Representations and Warranties..................     8
        8.2  Indemnification by Sellers..................................     8
        8.3  Indemnification by Hargrove.................................     8
        8.4  Indemnification by Buyer....................................     9
        8.5  Third Party Claims..........................................     9

Section 9.   Post-Closing Covenants......................................    10
        9.1  Transfer Taxes..............................................    10
        9.2  Use of Sellers' Name........................................    10
        9.3  Confidentiality.............................................    10
        9.4  Consignment and Repair......................................    10
        9.5  Audit.......................................................    10
        9.6  Access to Records...........................................    10

Section 10.  Definitions.................................................    11
       10.1  Affiliate...................................................    11
       10.2  Assets......................................................    11
       10.3  Business....................................................    11
       10.4  Deposits....................................................    11
       10.5  Encumbrance.................................................    11
       10.6  Governmental Authority......................................    11
       10.7  Intangibles.................................................    11
       10.8  Legal Requirement...........................................    11
       10.9  Miscellaneous Equipment.....................................    11
       10.10 New Boats, Motors and Trailers..............................    11
       10.11 Parts and Accessories.......................................    11
       10.12 Permitted Encumbrances......................................    11
       10.13 Person......................................................    12
       10.14 Travis Principals...........................................    12
       10.15 Other Definitions...........................................    12

Section 11.  Miscellaneous...............................................    12
       11.1  Parties Obligated and Benefited.............................    12
       11.2  Notices.....................................................    12
       11.3  Attorneys' Fees.............................................    13
       11.4  Right to Specific Performance...............................    13
       11.5  Waiver......................................................    13
       11.6  Captions....................................................    13
       11.7  Choice of Law...............................................    14

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

       11.8  Terms.........................................................  14
       11.9  Rights Cumulative.............................................  14
       11.10 Further Actions...............................................  14
       11.11 Time..........................................................  14
       11.12 Counterparts..................................................  14
       11.13 Entire Agreement..............................................  14
       11.14 Severability..................................................  14
       11.15 Construction..................................................  14
       11.16 Expenses......................................................  14

                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit A    Seven-Year Promissory Note
Exhibit B    Two-Year Promissory Note
Exhibit C    Bill of Sale
Exhibit D    Assignment and Assumption Agreement
Exhibit E    Lease Agreement
Exhibit F    Consulting Agreement
Exhibit G    Non-Competition Agreement
Exhibit H    Opinion of Sellers' Counsel
Exhibit I    Guarantee Agreement
Exhibit J    Opinion of Buyer's Counsel


Schedule 1.1    Assets
Schedule 2.2    Special Orders
Schedule 3.1    Sellers' Contracts
Schedule 4.4.1  Encumbrances
Schedule 4.4.2  Intangibles
Schedule 4.7    Financial Statements
Schedule 4.8    Legal Proceedings
Schedule 4.10   Employment Matters

                            ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement ("Agreement") is made as of September 20, 1995, by and among TBC Arkansas, Inc., an Arkansas corporation ("Buyer"), Red River Marine, Inc., and Red River Marine, Inc. #2, both Arkansas corporations ("Sellers"), and Benny Hargrove, an individual living in Heber Springs, Arkansas ("Hargrove").


                                    RECITALS
                                    --------

          WHEREAS, Sellers are engaged in the business of retail marine products sales and service; and

          WHEREAS, Buyer desires to purchase, and Sellers desire to sell, certain of Sellers' assets used or held for use in the Business as conducted by Sellers;

          NOW, THEREFORE, in consideration of the above recitals and of the mutual agreements, representations, warranties, provisions, and covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

 SECTION 1.     SALE OF ASSETS.

           1.1  Purchase and Sale of Assets.
                ---------------------------

                1.1.1 Subject to the terms and conditions set forth in this Agreement, at the Closing, Sellers will sell to Buyer, and Buyer will purchase from Sellers, all of Sellers' rights, title and interest in, to and under the following Assets: (i) all New Boats, Motors and Trailers, (ii) all Parts and Accessories, (iii) all Miscellaneous Equipment, (iv) all Intangibles, (v) all Deposits, and (vi) all agreements for boat show space. Except as otherwise specifically provided in this Agreement, all the Assets are intended to be transferred to Buyer, whether or not described in the Schedules.

                1.1.2  Attached hereto as SCHEDULE 1.1 is a list of the Assets.

 SECTION 2.     CONSIDERATION.

           2.1   Purchase Price.  Buyer shall pay the purchase price for the
                 --------------
Assets in the amounts and in the manner set forth in this Section 2 (the
                                                          ---------
"Purchase Price"), and Sellers shall pay Buyer the amount of the Deposits as set forth in this Section 2:
              ---------

                2.1.1 Intangibles, Deposits and other Assets: $10,000 in immediately available funds at Closing.

                2.1.2 Parts and Accessories: $76,725.71 in immediately available funds at Closing and $230,177.16 pursuant to a promissory note, substantially in the form set forth in EXHIBIT B hereto.

                2.1.3 New Boats, Motors, and Trailers: $818,440.60 in immediately available funds at Closing per attached Exhibit 2.

                2.1.4 Miscellaneous Equipment: $36,250 in immediately available funds at Closing and $108,750 pursuant to a promissory note, substantially in the form set forth in EXHIBIT B hereto.

           2.2   Post-Closing Distributions.  Buyer shall pay Sellers 25% of the
                 --------------------------
gross profits as computed by Buyer for pre-sold units with respect to which Sellers have collected Deposits but that are not received into inventory as of the Effective Date ("Special Orders"), listed on Schedule 2.2. These amounts shall be paid to Sellers paid within 10 days of receipt by Buyer of payment from the customer.

            2.3   Sellers' Payment for Deposits.  Seller shall pay Buyer in
                  -----------------------------
immediately available funds at Closing the aggregate amount of the Deposits listed on SCHEDULE 1.1.

            2.4   Allocation of Consideration.   The consideration payable by
                  ---------------------------
Buyer under this Agreement shall be allocated among the Assets as set forth in
Section 2.1. . Buyer and Sellers agree to be bound by the allocation, will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local tax returns, on the basis of such allocation.


 SECTION 3.     ASSUMED LIABILITIES AND EXCLUDED ASSETS.

           3.1   Assignment and Assumption.  Sellers will assign to Buyer, and
                 -------------------------
Buyer will assume and perform, the "Assumed Liabilities", which are defined as:
(a) obligations accruing and relating to periods after the Effective Date under the contracts, oral and written, listed on SCHEDULE 3.1 hereof (the "Sellers' Contracts"), and (b) warranty repair service on boats, motors and trailers previously sold by Sellers, provided that (i) Buyer is recognized as an authorized warranty repair facility by the manufacturer or extended service contract provider, as the case may be, (ii) the requested warranty repair is covered under the applicable manufacturer's warranty program or extended service contract, and (iii) Sellers and Hargrove use their best efforts to assist Buyer in collecting reimbursement from such manufacturers or extended service contract providers for repairs. Buyer will not assume or have any responsibility for any liabilities or obligations of Sellers other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

           3.2   Excluded Assets.  The excluded assets (the "Excluded Assets"),
                 ---------------
which will be retained by Sellers, will consist of the following: cash, accounts receivable, the Heber Springs Facility, insurance policies, books and records, and other assets not listed on SCHEDULE 1.1.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF SELLERS.

          To induce Buyer to enter into this Agreement, Sellers represent and warrant to Buyer, as of the Effective Date, as follows:

          4.1   Organization and Qualification.  Sellers are corporations duly
                ------------------------------
organized, validly existing and in good standing under the laws of the State of Arkansas and have all requisite corporate power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the
Business as it is currently conducted.   Sellers are duly qualified or licensed
to do business and are in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Sellers or on the validity, binding effect or enforceability of this Agreement.

          4.2   Authority and Validity.  Sellers have all requisite power and
                ----------------------
authority to execute and deliver, to perform their obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Sellers of, the performance by Sellers of their obligations under, and the consummation by Sellers of the transactions contemplated by this Agreement have been duly authorized by all requisite action of Sellers. This Agreement has been duly executed and delivered by Sellers and is the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          4.3   No Breach or Violation.  The execution, delivery and performance
                ----------------------
of this Agreement by Sellers will not: (a) violate any provision of the charters or bylaws of Sellers; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under, (ii) permit or result in the termination, suspension or modification of,
(iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Sellers under, or (iv) result in the creation or imposition of any Encumbrance under, any Sellers Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Sellers are a party or by which Sellers or any of its assets is bound or affected, except, for purposes of this clause (d), such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on the Business or a Seller.

           4.4  Assets.
                ------

                4.4.1 Sellers have exclusive, good and marketable title to the Assets claimed by Sellers. The Assets are free and clear of all Encumbrances of any kind or nature, except (a) Permitted Encumbrances and (b) Encumbrances disclosed on SCHEDULE

                4.4.1, which will be removed or otherwise released of record effective at or prior to the Closing, or for which executed releases in form appropriate for filing by Buyer will be delivered to Buyer at Closing. Except as set forth on SCHEDULES 3.1 AND 4.4.1, none of the Assets is leased by Sellers from any other Person. All the New Boats, Motors and Trailers, Parts and Accessories, and Miscellaneous Equipment are in good and operable condition and repair, ordinary wear and tear excepted, and has been maintained in accordance with all applicable safety codes.

                4.4.2 Sellers have adopted, used, are using, and are the owners of the Intangibles, including trade names, brand names, trademarks, service marks, or any other word, name, symbol, or device, or combination thereof which is used by Sellers to identify and distinguish Sellers' goods and services from those manufactured, sold, or offered by others, as set forth on SCHEDULE 4.4.2, whether existing at common law or which are applied for or which are registered in the office of the Secretary of State of the State of Arkansas or in the United States Patent and Trademark Office. Except as set forth on SCHEDULE 4.4.2, Sellers have full title and ownership of the Intangibles. Sellers has no knowledge of any infringement of Sellers' rights with respect to the Intangibles. The Intangibles do not conflict with or infringe the rights of others. No third party has any ownership right, title, interest, claim in or lien on any of the Intangibles.

                4.4.3 The contracted customer purchase price for every Special Order is greater than the wholesale price, plus freight, less rebates, for the specially ordered product.

           4.5   Contracts and Commitments.  Sellers have disclosed to Buyer all
                 -------------------------
contracts and other contractual rights, oral and written, relating to the Business. Except as may be disclosed on SCHEDULE 3.1, each of the written agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on SCHEDULE 3.1 is valid and enforceable in accordance with its terms; Sellers are, and to the knowledge of Sellers, all other parties thereto are, in compliance in all material respects with the provisions thereof; Sellers are not, and to the knowledge of Sellers, no other party thereto, is in default in the performance, observance or fulfillment of any material obligation, covenants or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed on SCHEDULE 3.1, no such material agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of Sellers, contains any contractual requirement with which there is a reasonable likelihood the Sellers or any other party thereto will be unable to comply.

           4.6   Compliance with Law.   The ownership, leasing and use of the
                 -------------------
Assets as they are currently owned, leased and used and the conduct of the Business as it is currently conducted do not violate any Legal Requirement, which violations, individually or in the aggregate, would have a material adverse effect on the Business. Sellers have not received notice claiming a violation by Sellers or the Business of any Legal Requirement applicable to Sellers or the

Business as it is currently conducted and to Sellers' best knowledge, there is no basis for any claim that such a violation exists.

          4.7   Financial Statements.  SCHEDULE 4.7 presents correct and
                --------------------
complete copies of Sellers' audited balance sheets for the fiscal years ended January 31, 1992 and 1993, the eight months ended September 30, 1993, and the fiscal year ended September 30, 1994, together with their audited statements of income and cash flows for the fiscal years or periods then ended, and their unaudited balance sheet as of July 31, 1995, together with their unaudited statement of income for the seven months then ended (collectively, the "Financial Statements"). The Financial Statements, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present Sellers' financial condition and results of operations as of the dates and for the periods indicated. Since the opening date of the most recent operating statement included in the Financial Statements, the Business has been operated only in the ordinary course, except for the pre-Closing liquidation agreed to by Buyer and Sellers, and there has been no material adverse change in, and no event has occurred which is likely, individually or in the aggregate, to result in any material adverse change in, the Business, operations, Assets, prospects or condition (financial or otherwise) of the Business.

          4.8   Legal Proceedings.  Except as set forth on SCHEDULE 4.8, there
                -----------------
is no judgment or order outstanding, or any action, suit, complaint, proceeding or investigation by or before any Governmental Authority or any arbitrator pending, or to Sellers' best knowledge, threatened, involving or affecting all or any part of the Business, the Assets or Sellers.

          4.9   Tax Returns; Other Reports.  Sellers have delivered to Buyer
                --------------------------
true and correct copies of their U.S. tax returns for the fiscal years ended January 31, 1993, 1994 and 1995. Sellers have duly and timely filed in proper form with the appropriate Governmental Authority all income, franchise, sales, use, property, excise, payroll and other tax returns, and all other reports (whether or not relating to taxes) required to be filed with respect to the Business. All taxes, fees and assessment of whatever nature due and payable by Sellers with respect to the Business and the Assets have been paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material.

          4.10  Employment Matters.  SCHEDULE 4.10 includes a complete and
                ------------------
correct list of names and positions of all employees of Sellers engaged in the Business and their current hourly wages or monthly salaries and other compensation. Sellers have complied in all respects with all Legal Requirements relating to the employment of labor, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes. No reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any "employee benefit plan" or "multiemployer plan" (as those terms are defined in ERISA) maintained by Sellers or any Affiliate of Sellers. No prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such employee benefit plan or multiemployer plan, and no material accumulated funding deficiency (as defined in Title I of

ERISA) or withdrawal liability (as defined in Title IV of ERISA) exists with respect to any such employee benefit plan or multiemployer plan.

          4.11  Environmental Matters.  (i) Real property owned by Sellers has,
                ---------------------
during Seller's ownership thereof, been maintained, and all activities of Sellers, their employees, agents, contractors, lessees and invites thereon have been conducted, in compliance with all applicable environmental laws; (ii) Sellers have not received written notification from any governmental authority with respect to any actual or alleged violations of, or remedial obligations arising under, any applicable environmental laws with respect to such property which have not been responded to and cured; (iii) Sellers have not received written notification from any Person or entity that they are (A) potentially responsible or liable under any applicable environmental laws for removal or remedial action or costs associated with the generation, treatment, storage, transportation or disposal of hazardous materials at such property, or (B) potentially liable for any costs or liability as a result of Sellers' operation of the Business or Sellers' generation, transfer, storage, use, release, transportation or disposal of hazardous materials in connection with the Business; (iv) Sellers have not removed any underground storage tanks located on such property; (v) Sellers shall, as expediently as possible and in accordance with all applicable environmental law, remove from the real property to be leased to Buyer the underground storage tanks present thereon; (vi) such property has not been used by Seller for the generation, disposal storage, treatment, processing or handling of hazardous materials in a manner that violates, or creates any remedial obligation under, any applicable environmental law, and such property is free of any on-site condition of environmental concern and is not in violation of any applicable environmental law; (vii) such property has not been listed on the National Priorities List maintained by the U.S. Environmental Protection Agency pursuant to CERCLA or on any other "Superfund" or "Superlien" list maintained by any governmental authority pursuant to any applicable law; and (viii) Sellers have made available to Buyer true and correct copies of all environmental reports or inspections delivered to Sellers or prepared at the request of Sellers relating to such property.

          4.12  Finders and Brokers.  Any liability for any financial advisory,
                -------------------
brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement shall be the liability of the party incurring the liability.

          4.13  Disclosure.  No representation or warranty by Sellers in this
                ----------
Agreement or in any Schedule or Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by Sellers pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF BUYER

          To induce Sellers to enter into this Agreement, Buyer represents and warrants to Sellers, as of the Effective Date, as follows:

          5.1   Organization and Qualification.  Buyer is a corporation duly
                ------------------------------
organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets.

          5.2   Authority and Validity.  Buyer has all requisite corporate power
                ----------------------
and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action of Buyer and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          5.3   No Breach or Violation.  The execution, delivery and performance
                ----------------------
of this Agreement by Buyer will not: (a) violate any provision of the charter or bylaws of Buyer; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or
(d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer or on the validity, binding effect or enforceability of this Agreement.


 SECTION 6.     CLOSING.

          6.1   Closing; Effective Date.  The closing ("Closing") of the
                -----------------------
transactions shall be in Heber Springs, Arkansas, at 2:00 p.m. local time on September 21, 1995 ("Closing Date"). The transactions shall be "pre-closed" at 10:00 a.m. on September 20, 1995 and their "Effective Date" shall be September 20, 1995.

SECTION 7.     CONDITIONS TO CLOSING.

          7.1   Conditions to the Obligations of Buyer and Sellers.  The
                --------------------------------------------------
obligations of each party to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

                7.1.1 No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit Buyer's ownership or operation of all or a material portion of the Business or the Assets, (b) compel Buyer to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement, or (c) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

          7.2   Conditions to Obligations of Buyer.  The obligations of Buyer to
                ----------------------------------
consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

                7.2.1 Sellers have performed and complied in all material respects with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Sellers at or prior to the Closing and have delivered to Buyer a certificate, dated the Closing Date, signed by Sellers' President, to such effect.

                7.2.2 Sellers have executed (or caused to be executed) and delivered to Buyer each of the following items:

                    7.2.2.1 a Bill of Sale in substantially the form attached as EXHIBIT C;

                    7.2.2.2 an Assignment and Assumption Agreement in
                substantially the form attached as EXHIBIT D;

                    7.2.2.3 motor vehicle title certificates, applications for title, assignments of Manufacturer's Statements of Origin, and such other transfer instruments as Buyer may reasonably deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets.

                    7.2.2.4 a Lease Agreement for the Heber Springs facility in substantially the form of EXHIBIT E.

                    7.2.2.5 Hargrove shall execute a Consulting Agreement in
                substantially the form of EXHIBIT F.

                7.2.3 Hargrove, Tracy Hargrove and Virginia Hargrove shall sign and deliver to Buyer a Non-Competition Agreement in substantially the form of EXHIBIT G-1. Each Seller shall sign and deliver to Buyer a Non-Competition Agreement in substantially the form of Exhibit G-2.

                7.2.5 Sellers have delivered releases, in form reasonably satisfactory to Buyer, of all Encumbrances affecting any of the Assets (other than Permitted Encumbrances) and a certificate of no taxes due with respect to Sellers and the Assets issued by appropriate Arkansas state taxing authorities as of a date no earlier than 10 days prior to the Closing.

                7.2.6 Sellers have sold the Hot Springs facility to Buyer and provided an appropriate title commitment.

                7.2.7 Sellers have provided Buyer with a copy of amendments to their charters, certified by the Secretary of State of the State of Arkansas, that they have changed their names.

                7.2.8 Sellers have provided Buyer with the original invoices evidencing the cost of the New Boats, Motors and Trailers, and Parts and Accessories, and an inventory sheet detailing these items.

          7.3   Conditions to Obligations of Sellers.  The obligations of
                ------------------------------------
Sellers to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by Sellers, to the extent permitted by applicable law, at or prior to the Closing Date, of each of the following conditions:

                7.3.1 Buyer has paid the Purchase Price required to be paid at the Closing.

                7.3.2 Buyer has performed and complied in all material respects with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Buyer at or prior to the Closing and has delivered to Sellers a certificate, dated the Closing Date, signed by Buyer's President, to such effect.

                7.3.3 Buyer has executed and delivered to Sellers each of the following:

                     7.3.3.1 an Assignment and Assumption Agreement in
                substantially the form attached as EXHIBIT D.

                     7.3.3.2 a Promissory Note pursuant to Section 2.1.2 in
                substantially the form of EXHIBIT B;

                     7.3.3.3 a Promissory Note pursuant to Section 2.1.4 in
                substantially the form of EXHIBIT B;

                     7.3.3.4 a Lease Agreement in substantially the form of
                EXHIBIT E;

                7.3.4  Buyers have purchased the Hot Springs facility.

                7.3.5 The Travis Principals have executed a Guarantee Agreement in substantially the form of EXHIBIT I.

                7.3.6 Buyer shall have executed a Promissory Note in substantially the form of EXHIBIT A.

                7.3.7 Sellers have received the opinion of Winstead Sechrest & Minick P.C., counsel to Buyer, dated the Closing Date, in the form set forth in EXHIBIT J.

          7.4   Waiver of Conditions.  Any party may waive in writing any or all
                --------------------
of the conditions to its obligations under this Agreement.


SECTION 8.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

          8.1   Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of Sellers in this Agreement and in the documents and instruments to be delivered by Sellers pursuant to this Agreement will survive the Closing without limitation until the third anniversary of the Effective Date. The representations and warranties of Buyer in this Agreement and in the documents and instruments to be delivered by Buyer pursuant to this Agreement will survive the Closing without limitation until the third anniversary of the Effective Date. The periods of survival of the representations and warranties prescribed by this Section 8.1 are referred to as the "Survival Period." The liabilities
        -----------
of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Buyer in written notice to Sellers before such expiration or about which Sellers have given Buyer written notice before such expiration indicating the facts or conditions existing that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of the parties in this Agreement and in the other documents and instruments to be delivered by Sellers or Buyer pursuant to this Agreement will survive the Closing and will continue in full force and effect without limitation.

          8.2   Indemnification by Sellers.   Sellers shall indemnify, defend
                --------------------------
and hold harmless Buyer and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

              ASSET PURCHASE AGREEMENT PARAGRAPH 7.3.4 AMENDMENT

        Paragraph 7.3.4 of the Asset Purchase Agreement dated September 20, 1995, by and among Red River Marine, Inc., Red River Marine, Inc. #2, and TBC Arkansas, Inc., is hereby amended to read as follows, to-wit:

             7.3.4. Buyer has purchased the Hot Springs facility by the
             -----
        acceptance of a Warranty Deed from Sellers in exchange for the execution of a Promissory Note and Second Mortgage, copies of which are attached hereto. Buyer agrees to assume the indebtedness owed by Sellers to Arkansas Bank & Trust of Hot Springs, Arkansas, which as of September 20th is $172,854.47 and cause Sellers and Hargrove or any other Guarantors to be released from any guaranty in favor of Arkansas Bank & Trust. Sellers acknowledge that the assumption by Buyer of the indebtedness owed to Arkansas Bank & Trust will take place no later than September 27, 1995. The parties agree to execute any additional documents necessary to consummate this transaction, including a Correction Warranty Deed and Correction Mortgage if necessary, based upon the requirements of any title insurance company. The parties agree and authorize Arkansas Bank & Trust to attach any revised legal description to the assumption agreement.

        This Amendment is executed as of this 20th day of September, 1995.


                                        RED RIVE MARINE, INC. AND RED
                                        RIVER MARINE, INC. #2


                                        By:  /s/  BENNY HARGROVE
                                           -------------------------------------
                                           Benny Hargrove, President


                                        TBC ARKANSAS, INC.


                                        By:  /s/  MARK WALTON
                                           -------------------------------------
                                           Mark Walton, President

                8.2.1 all losses, damages, liabilities, deficiencies or obligations of or to Buyer resulting from or arising out of (i) any breach of any then surviving representation or warranty made by Sellers in this Agreement, (ii) any breach of any then surviving covenant, agreement or obligation of Sellers contained in this Agreement, (iii) any third party claim with respect to any act or omission of Sellers with respect to Sellers' conduct of the Business, which act or omission occurred prior to or on the Effective Date, without regard to whether such third party claim with respect to such act or omission is asserted before or after the Effective Date, including any matter described on SCHEDULE 4.8, (iv) any liability or obligation of Sellers not included in the Assumed Liabilities, including contingent liability for products sold prior to the Effective Date, (v) any claim that the transactions contemplated by this Agreement violate the Worker Adjustment and Retraining Notification Act, as amended, or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, and
          (vi) any liability or obligation of Sellers arising after the Effective Date; and

                8.2.2 all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

                In the event that an indemnified item arises under both clause 8.2.1(i) and under one or more of clauses 8.2.1(ii) through 8.2.1(vi)
          --------                                  ---------         ---------
          of this Section 8.2, Buyer's rights to pursue its claim under clauses
                  -----------
          8.2.1(ii) through 8.2.1(vi), as applicable, will exist notwithstanding
          ---------         ---------
          the expiration of the Survival Period applicable to such claim under clause 8.2.1(i).
                 --------
          8.3   Indemnification by Hargrove.   Hargrove shall indemnify, defend
                ---------------------------
and hold harmless Buyer and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

                8.3.1 all losses, damages, liabilities, deficiencies or obligations of or to Buyer resulting from or arising out of (i) any breach or misrepresentation under any then surviving representation or warranty made by Sellers in this Agreement, (ii) any third party claim with respect to any act or omission of Sellers with respect to Sellers' conduct of the Business, which act or omission occurred prior to or on the Effective Date, without regard to whether such third party claim with respect to such act or omission is asserted before or after the Effective Date, including any matter described on SCHEDULE 4.8, and (iii) any claim arising out of the transactions contemplated by this Agreement by any shareholder of Sellers or any person signing any agreements pursuant to the transactions contemplated by this Agreement; and

                8.3.2 all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

                In the event that an indemnified item arises under both clause 8.3.1(i) and under one or more of clauses 8.3.1(ii) and 8.3.1(iii) of
          --------                                  ---------     ----------
          this Section 8.3, Buyer's rights to pursue its claim under clauses
               -----------
          8.3.1(ii) and 8.3.1(iii), as applicable, will exist notwithstanding
          ---------     ----------
          the expiration of the Survival Period applicable to such claim under clause 8.3.1(i).
                 --------

          8.4   Indemnification by Buyer.  Buyer will indemnify, defend and hold
                ------------------------
harmless Sellers and Sellers' officers, employees, agents, successors and assigns, from and against:

                8.4.1 all losses, damages, liabilities, deficiencies or obligations of or to Sellers or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement, (ii) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or (iii) the failure by Buyer to perform any of its obligations in respect of the Assumed Liabilities; and

                8.4.2 all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

                In the event that an indemnified item arises under both clause 8.4.1(i) and under one or more of clauses 8.4.1(ii) or 8.4.1(iii) of
          --------                                  ---------    ----------
          Section 8.4, Sellers' rights to pursue its claim under clauses
          -----------
          8.4.1(ii) or 8.4.1(iii), as applicable, will exist notwithstanding
          ---------    ----------
          the expiration of the Survival Period applicable to such claim under clause 8.4.1(i).
          ---------------

          8.5   Third Party Claims.  Promptly (and in any event with 30 days)
                ------------------
after the receipt by any party of notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time (and in any event within 30 days) after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 8, (b) notifies the Indemnified Party in writing of
                  ---------
the Indemnifying Party's intention to assume such defense, and (c) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any reasonable manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this
Section 8 will be paid by the Indemnifying Party. No Indemnified Party will
- ---------
settle or compromise any such Action for which it is entitled to indemnification under this Agreement without prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 8.5. No
                                                      -----------
Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any tax for any period beginning after the Effective Date, unless the Indemnified Party consents in writing to such compromise or settlement.

SECTION 9. POST-CLOSING COVENANTS.

          9.1   Transfer Taxes.  In the event that any Governmental Authority of
                --------------
Arkansas or of any municipality, county or other subdivision thereof shall at any time impose or otherwise require or demand payment by or from either Sellers or Buyer of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) with respect to Sellers' sale or transfer to Buyer of the Assets, Sellers shall be responsible for the payment.

          9.2   Use of Sellers' Name.  Buyer may continue to operate the
                --------------------
Business using Sellers' Marks, tradenames and all derivations and abbreviations of such name after the Effective Date. Sellers may continue use of their tradenames and Marks after the Effective Date only as long as necessary to, and in connection with, winding up Business transactions undertaken before the Effective Date, after which time Sellers shall cease all such usage. Sellers shall assign unto Buyer all right, title, and interest in and to the Intangibles, together with the goodwill of the Business connected with the use of and symbolized by the Intangibles, the applications and registrations identified in SCHEDULE 4.4.2, and the right to sue and recover for any and all past infringements thereof.

          9.3   Confidentiality.  No party will issue any press release or make
                ---------------
any other public announcement regarding this Agreement or the transactions contemplated hereby without the consent of the other party. Each party will hold, and will cause its employees, consultants, advisors and agents to hold, in confidence, the terms of this Agreement and any non-public information concerning the other party obtained pursuant to this Agreement. Notwithstanding the preceding, a party may disclose such information to the extent required by any Legal Requirement (including disclosure requirements under federal and state securities laws), but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. Each party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

          9.4  Consignment and Repair.  In the event Sellers or Hargrove are
               ----------------------
required to retake possession of any products sold prior to the Effective Date, Buyer will accept the products on consignment from Sellers or Hargrove. Any repairs will be pre-approved and paid for by Sellers or Hargrove.

          9.5   Audit.  Sellers shall provide to Buyer audited financial
                -----
statements for their fiscal year ended September 30, 1995, by December 31, 1995.

          9.6   Access to Records.  Sellers shall allow Buyer reasonable access
                -----------------
to their records for a period of three years after the Effective Date, for any reasonable business purpose related to the Business.

 SECTION 10.    DEFINITIONS.

          In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

          10.1  Affiliate.  With respect to any Person, any other Person
                ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          10.2  Assets.  All properties, privileges, rights, interests and
                ------
claims, real and personal, tangible and intangible, of every type and description (including, without limitation, New Boats, Motors and Trailers, Parts and Accessories, Miscellaneous Equipment, Intangibles, Deposits, and Sellers' Contracts, more particularly described in Section 1.1 and on SCHEDULES
                                                   -----------
1.1, 3.2 AND 4.4.2), that are used, or held for use, by Sellers or Hargrove in the Business and in which Sellers or Hargrove have any right, title or interest (or in which Sellers or Hargrove hereafter acquires any right, title or interest on or before the Closing Date), but excluding all Excluded Assets.

          10.3  Business.  The retail sales and service of boats, boat
                --------
accessories and water sporting goods at stores located in Heber Springs and Hot Springs, Arkansas.

           10.4 Deposits.  All customer deposits relating to customer special
                --------
orders as of the Effective Date.

          10.5  Encumbrance.  Any mortgage, lien, security interest, security
                -----------
agreement, conditional sale or other title retention agreement, limitation, pledge, option, assessment or other such charge, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer, or exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

          10.6  Governmental Authority.  (i) The United States of America, (ii)
                ----------------------
any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof, or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

          10.7  Intangibles.  All intangible assets, including trademarks,
                -----------
service marks, copyrights ("Marks"), customer lists, claims, patents, and goodwill assigned in gross, rights of publicity and other intangibles, owned, used or held for use in the Business, including the name "Red River Marine" and the use of the name and likeness of Hargrove.

          10.8  Legal Requirement.  Any statute, ordinance, code, law, rule,
                -----------------
regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

           10.9 Miscellaneous Equipment.  All furniture, fixtures, and equipment
                -----------------------
set forth on SCHEDULE 1.1.

           10.10  New Boats, Motors and Trailers.  All new boats, motors and
                  ------------------------------
trailers described on SCHEDULE 1.1.

           10.11  Parts and Accessories.  All new parts and accessories
                  ---------------------
described on SCHEDULE 1.1.

          10.12 Permitted Encumbrances.  The following Encumbrances:  (a) liens
                ----------------------
for taxes, assessments and governmental charges not yet due and payable; (b) zoning laws and ordinances and similar Legal Requirements; (c) rights reserved to any Governmental Authority to regulate the affected property; and (d) as to real property interests, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which are reflected in public records and which do not individually or in the aggregate interfere with the right or ability to own, lease, use or operate (whichever may be the case) the real property for the Business or to convey good, marketable and indefeasible title to the real property; provided that (i) Permitted Encumbrances will not include any item which could materially adversely affect the conduct of the Business and (ii) the classification of any item as a Permitted Encumbrance will not affect any liability Sellers may have for such item, including pursuant to any indemnity obligation under this Agreement.

          10.13 Person.  Any natural person, corporation, partnership, trust,
                ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          10.14 Travis Principals.  Travis Boats & Motors, Inc., a Texas
                -----------------
corporation, and Mark Walton, Ron Spradling, Jesse Cox, E.D. Bohls, Joe Simpson, and Robert C. Siddons, all individuals living in Texas.

           10.15  Other Definitions.  The following terms are defined in the
                  -----------------
Sections indicated:

                 Term                              Section
                 ----                              -------
          Action                                   8.5
          Assumed Liabilities                      3.1
          Closing                                  6.1
          Closing Date                             6.1
          Consulting Agreement                     7.2.2.5
          Deposits                                 1.1.1
          Effective Date                           6.1
          ERISA                                    4.10
          Excluded Assets                          3.2
          Financial Statements                     4.7
          Guarantee Agreement                      7.2.3.5
          Indemnifying Party; Indemnified Party    8.5
          Marks                                    10.8
          Non-Compete Agreement                    7.2.3
          Purchase Price                           2.1
          Sellers' Contracts                       3.1
          Special Orders                           2.2
          Survival Period                          8.1

 SECTION 11.    MISCELLANEOUS.

          11.1  Parties Obligated and Benefited.  Subject to the limitations set
                -------------------------------
forth below, this Agreement will be binding on the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that Buyer may, without the consent of any other party, (i) assign or delegate its rights or obligations under this Agreement to a commonly controlled entity of Buyer, and such assignee will be substituted for Buyer under this Agreement as though it were the original party to this Agreement and Buyer will be released from all obligations under this Agreement, and (ii) make a collateral assignment of its rights hereunder to Buyer's or its assignee's secured lenders.

          11.2  Notices.  Any notice, request, demand, waiver or other
                -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or sent by first class, prepaid, registered or certified mail (return receipt requested), or delivered by commercial courier (e.g., United Parcel Service or Federal Express) or, if receipt is confirmed, by telecopier:

                To Buyer at:

                TBC Arkansas, Inc.
                13045 Research Blvd.
                Austin, Texas 78750
                Attention: Mike Perrine, Chief Financial Officer
                Telecopy:  512/250-1207

                With a copy (which will not constitute notice) transmitted by telecopier to:

                Winstead Sechrest & Minick P.C.
                100 Congress Avenue, Suite 800
                Austin, Texas 78701
                Attention: Walter Earl Bissex, Esq.
                Telecopy:  512/370-2850

                To Sellers and Hargrove at:

                2215 Lakeshore Drive
                Heber Springs, Arkansas  72453
                Telecopy:
                          -----------------------

                With a copy (which will not constitute notice) transmitted by telecopier to:

                Lightle, Beebe, Raney, Bell & Hudgins
                211 West Arch St.
                Searcy, Arkansas 72145-5331
                Attention: Donald P. Raney, Esq.
                Telecopy:  501/268-5306

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 11.2. All
                                                            ------------
notices will be deemed to have been received on the date of delivery or on the third business day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

          11.3  Attorneys' Fees.  In the event of any action or suit based upon
                ---------------
or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

          11.4  Right to Specific Performance.  Sellers acknowledge that the
                -----------------------------
unique nature of the Assets to be purchased by Buyer pursuant to this Agreement renders money damages an inadequate remedy for the breach by Sellers of its obligations under this Agreement, and Sellers agrees that in the event of such breach, Buyer will upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement.

          11.5  Waiver.  This Agreement or any of its provisions may not be
                ------
waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          11.6  Captions.  The section captions of this Agreement are for
                --------
convenience only and do not constitute a part of this Agreement.

          11.7  Choice of Law.  This agreement and the rights of the parties
                -------------
under it will be governed by and construed in all respects in accordance with the laws of the State of Arkansas, without regard to the conflicts of laws rules of Arkansas. Any litigation resulting from any dispute among the parties must be filed in Garland County, Arkansas.

          11.8  Terms.  Terms used with initial capital letters will have the
                -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

          11.9  Rights Cumulative.  All rights and remedies of each of the
                -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

          11.10 Further Actions.  Sellers and Buyer will execute and deliver to
                ---------------
the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded to and acquired by it under this Agreement.

          11.11 Time.  Time is of the essence under this Agreement.  If the last
                ----
day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a business day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding business day.

          11.12 Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which will be deemed an original.

          11.13 Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

          11.14 Severability.  Any term or provision of this Agreement which is
                ------------
invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

          11.15 Construction.  This Agreement has been negotiated by Buyer and
                ------------
Sellers and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          11.16 Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, each party will pay all of its own expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

   The parties have executed this Agreement as of the day and year first above written.

                         SELLERS:
                         -------

                         RED RIVER MARINE, INC.


                         By:  /s/  BENNY HARGROVE
                            -------------------------------------------
                            Benny Hargrove, President



                         RED RIVER MARINE, INC. #2


                         By:  /s/  BENNY HARGROVE
                            -------------------------------------------
                            Benny Hargrove, President

                         HARGROVE:


                         /s/  BENNY HARGROVE
                         ----------------------------------------------
                         Benny Hargrove



                         BUYER:
                         -----

                         TBC ARKANSAS, INC.


                         By:  /s/  MARK WALTON
                            --------------------------------------------
                            Mark Walton, President